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                                                                   EXHIBIT 16.1.

                                                           [GRANT THORNTON LOGO]
ACCOUNTANTS AND BUSINESS ADVISORS






April 14, 2005



U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549


RE:  The A Consulting Team, Inc.
     File No. 000-22945


Dear Sir or Madam:

We have read item 4.01 of Form 8-K/A of The A Consulting Team, Inc. dated April 14, 2005, and agree with the statements concerning our Firm contained therein.


Very truly yours,



/s/ Grant Thornton LLP












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